Exhibit 99.1

SumTotal Systems Reports Record Third Quarter Revenue

GAAP Revenue Grows 46% Year over Year

MOUNTAIN VIEW, Calif. – October 31, 2006 – SumTotal® Systems, Inc. (Nasdaq: SUMT), the largest provider of talent and learning solutions, announced its financial results for the third quarter ended September 30, 2006.

Third Quarter 2006 Results

On a Generally Accepted Accounting Principles (GAAP) basis, total revenue for the third quarter 2006 was $27.0 million, an increase of 46% from the $18.4 million reported in the third quarter of 2005. License revenue was $7.2 million compared to $6.6 million a year ago. GAAP net loss was $2.7 million, or $0.11 per share fully diluted, compared to net income of $0.1 million, or $0.01 per share fully diluted reported in the third quarter of 2005.

Deferred revenue on a GAAP basis at the end of the third quarter increased 59% year-over-year to end the quarter at $25.4 million, compared to $16.0 million for the same quarter of the previous year.

Non-GAAP revenue in the third quarter of 2006 increased by 49% to $27.5 million from revenue of $18.5 million as reported for the third quarter of 2005. License revenue was $7.5 million compared to $6.7 million a year ago. Non-GAAP net income for the third quarter was $1.1 million, or $0.04 per share fully diluted, compared to non-GAAP net income of $1.3 million, or $0.06 per share fully diluted for the third quarter a year ago.

Non-GAAP results exclude the impact of certain one-time charges primarily related to restructuring activities, and non-cash accounting adjustments and charges primarily related to acquisition accounting and stock-based compensation. A reconciliation to the GAAP results is provided in the attached statements.

“Our record revenue for the third quarter was driven by continued strong demand for our LMS solutions from both new and existing customers,” said Don Fowler, SumTotal’s chief executive officer. “We experienced particular strength in sales in the healthcare and financial services segments, demonstrating our continued traction in our target market segments. While I am disappointed with our higher than anticipated service expenses, I expect to see improvement this quarter in our service margins.”

Recent Highlights

For the public sector, SumTotal Systems:

•	Received a $1.5 million subcontract for continued support of the U.S. Army’s Defense Ammunition Center’s (DAC) current and future global training initiatives. SumTotal serves as a subcontractor to SI International (Nasdaq: SINT) of Reston, Va., a provider of information technology and network solutions, on this award.

•	Added new customers such as City of Roseville, California, and Oklahoma Bureau of Narcotics and Dangerous Drugs.

•	Earned the Military Training Technology magazine’s Top 100 award as a software maker that has made a significant contribution to the military training industry in 2006.

For the private sector, SumTotal Systems:

•	Added new customers in North America such as Vancouver-based Provincial Health Services Authority, BDO Seidman, The Children’s Hospital of Philadelphia, Stanford Hospital & Clinics, Wisconsin-based Mercy Health System, Aruba Networks and Manpower Inc.

•	Won additional business outside North America with Bertelsmann AG and PepsiCo – Latin America.

•	Was named a KMWorld Trend-Setting Product of 2006. KMWorld magazine designated SumTotal Enterprise Suite 7.2 as software that “enhances the performance management process.”

SumTotal Systems also:

•	Was honored as one of Silicon Valley’s fastest-growing software and information technology companies in Deloitte’s Technology Fast 50 program.

•	Received notification from the Securities and Exchange Commission that its Form S-3 shelf registration statement was declared effective for an aggregate maximum of $75 million.

•	Continued SumTotal Enterprise Version 7 upgrades with more than 230 customers who have purchased or upgraded to SumTotal 7.

•	Re-launched Results-on-Demand, its Software-as-a-Service offering that targets small businesses as well as departments within large enterprises.

Guidance

For the fourth quarter of 2006, SumTotal Systems estimates its GAAP revenue will be between $27.7 million and $29.2 million. On a non-GAAP basis, revenue is estimated to be between $28.0 million and $29.5 million. GAAP net loss is estimated between $2.0 million, or $0.07 per share fully diluted, and $1.0 million, or $0.04 per share fully diluted. On a non-GAAP basis, net income is estimated to be between $1.5 million, or $0.06 per share fully diluted, and $2.5 million, or $0.09 per share fully diluted. The reconciling items between GAAP and non-GAAP income (loss) are estimated to be a $0.3 million adjustment to revenue, $2.1 million for amortization of intangibles and $1.1 million for stock-based compensation.

Conference Call

SumTotal will host an investor conference call and webcast on Tuesday, October 31, 2006, at 2:00 p.m. (Pacific Time) / 5:00 p.m. (Eastern Time) to discuss the financial results for the third quarter ended September 30, 2006. A live audio webcast is available to investors and the public at www.sumtotalsystems.com under the Investor Relations section.

In addition to the webcast, a telephone replay will be available on Tuesday, October 31, 2006, beginning at approximately 5:00 p.m. (Pacific Time) through the close of business (Pacific Time) on Tuesday, November 7, 2006. Investors and other interested parties can access the replay by dialing the U.S. toll-free number: 877-519-4471, access code: 7930097. The international dial-in number is 973-341-3080 access code: 7930097.

About SumTotal Systems, Inc.

SumTotal Systems (NASDAQ: SUMT) is the largest provider of talent and learning solutions. SumTotal deploys mission-critical solutions that align talent and knowledge with business goals to generate significant bottom-line results. With more than 17 million users worldwide, SumTotal has helped accelerate performance and profits for more than 1,500 of the world’s best-known companies and government agencies including Accenture, Aetna, Cendant, DaimlerChrysler, Delta Air Lines, Harley-Davidson, Microsoft, Novartis, PNC Bank, U.S. Army, U.S. Air Force, U.S. Navy, U.S. Coast Guard, U.S. Bancorp, United Airlines, Vodafone, Wachovia and Wyeth. SumTotal has offices throughout the United States, in London, Paris, Frankfurt, Singapore, Sydney, Tokyo, Hong Kong and Hyderabad. For more information about SumTotal’s products and services, visit www.sumtotalsystems.com.

SumTotal and the SumTotal logo are registered trademarks or trademarks of SumTotal Systems, Inc. and/or its affiliates in the United States and/or other countries. Other names may be trademarks of their respective owners.

SAFE HARBOR / FORWARD-LOOKING STATEMENT

Information in this press release and the accompanying conference call contains forward-looking statements and management’s estimation regarding future performance of the company, including without limitation, financial estimates for the fourth quarter ending December 31, 2006. These statements represent SumTotal Systems’ current expectations or beliefs concerning its results and future events, and include statements, among others, regarding its financial guidance for estimated GAAP and non-GAAP revenue, expenses, loss, income, profitability, growth of recurring revenue base, backlog, charges related to stock-based compensation, amortization of intangibles; revenue adjustments; continued growth in deferred revenue balance and pipeline; the company’s competitive position and business model, including its market share and leadership position; the company’s ability to execute and the strength and scale of its business model; and the company’s product leadership. These statements are not historical facts or guarantees of future performance or events; are based on current expectations, estimates, beliefs, assumptions, goals and objectives; and involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from the results expressed or implied by these statements. Readers of this press release and listeners to the accompanying conference call are cautioned not to place undue reliance on any forward-looking statements. Additional factors that could cause actual results to differ include, but are not limited to, (i) failure to implement in a timely fashion, or at all, the requisite steps to control expenses, especially in the services organization; (ii) failure to improve margins, especially in the services organization; (iii) increased or unexpected costs of migrating customers to the 7.x platform; (iv) the ability to successfully expand product distribution and service offerings and increase market share; (v) failure to maintain or increase quarterly bookings or revenue levels; (vi) unanticipated changes to the company’s estimated charges related to stock-based compensation, amortization of intangibles, revenue adjustments and results of adopting SFAS No. 123R; (vii) failure to comply with the covenants in the company’s credit facility that could result in a default, thereby causing a foreclosure or sale of its assets; (viii) the acceptance of SumTotal Enterprise Suite Version 7 and future product offerings; (ix) the ability to successfully implement the company’s solutions; (x) significant current and expected additional competition causing, among other things, pricing pressure; (xi) future litigation that may result in additional expenses, potential adverse judgments or injunctions enjoining the shipment of the company’s products; (xii) the ability to attract and retain highly qualified employees, and the risk of losing employees; (xiii) the inability to fix in a timely fashion unanticipated bugs, errors or defects that materially impact the functionality or usability of our product line, or unanticipated problems in customer upgrades to the new product line; (xiv) other market conditions that include risks and uncertainties such as risks associated with financial, economic, political, terrorist activity and other uncertainties; and (xv) other events and other important factors disclosed previously and from time to time in SumTotal Systems’ filings with the Securities and Exchange Commission, including the company’s annual report on Form 10-K filed on March 28, 2006, its quarterly report on Form 10-Q filed on August 9, 2006, its Form 10-Q/A filed on September 15, 2006, its Form S-3/As filed on September 28, 2006 and October 2, 2006, and its Form 8-Ks. SumTotal Systems assumes no obligation to update the information in this press release or in the accompanying conference call.

Media Contact:

SumTotal Systems, Inc.

Bill Perry, 614-975-7538

bperry@sumtotalsystems.com

Investor Contact:

SumTotal Systems, Inc.

Gwyn Lauber, 650-934-9594

glauber@sumtotalsystems.com

-Tables to Follow-

SumTotal Systems, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	(Unaudited) September 30, 2006	December 31, 2005
Assets

Current assets:
Cash, cash equivalents and restricted cash	$13,472	$18,489
Short term investments	4,175	657
Accounts receivable, net	23,201	25,207
Prepaid expenses and other current assets	3,431	3,484

Total current assets	44,279	47,837

Property and equipment, net	5,355	4,210
Goodwill	62,306	62,306
Intangible assets, net	19,119	25,705
Other assets	1,095	1,489

Total assets	$132,154	$141,547

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$3,720	$2,845
Accrued compensation and benefits	6,534	5,509
Other accrued liabilities	4,303	4,048
Restructuring accrual	997	1,831
Deferred revenue	24,931	26,354
Provision for litigation settlement	1,039	970
Notes payable	4,375	4,877

Total current liabilities	45,899	46,434

Non-current liabilities:
Other accrued liabilities, non-current	235	176
Restructuring accrual, non-current	30	808
Deferred revenue, non-current	461	369
Provision for litigation settlement, non-current	1,634	2,333
Notes payable, non-current	9,844	13,125

Total liabilities	58,103	63,245

Commitments and contingencies	—	—

Stockholders’ equity	74,051	78,302

Total liabilities and stockholders’ equity	$132,154	$141,547

SumTotal Systems, Inc.

GAAP Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(Unaudited)

	Three-Months Ended September 30,		Nine-Months Ended September 30,
	2006	2005	2006	2005
Revenue:
License	$7,169	$6,629	$22,014	$17,286
Service and maintenance	19,785	11,780	54,346	33,750

Total revenue	26,954	18,409	76,360	51,036

Cost of revenue:
License	289	212	632	1,072
Service and maintenance	9,849	5,368	27,260	15,368
Amortization of intangible assets	2,090	742	6,586	2,841

Total cost of revenue	12,228	6,322	34,478	19,281

Gross margin	14,726	12,087	41,882	31,755

Operating expenses:
Research and development	4,572	3,068	12,711	8,897
Sales and marketing	7,895	5,673	22,760	17,800
General and administrative	4,571	3,288	15,123	10,929
Restructuring charge	68	—	68	—

Total operating expenses	17,106	12,029	50,662	37,626

Income (loss) from operations	(2,380)	58	(8,780)	(5,871)

Interest expense	(429)	(4)	(1,295)	(5)
Interest income	180	227	532	582
Other income (expense), net	(49)	(121)	131	(493)

Income (loss) before provision for income taxes	(2,678)	160	(9,412)	(5,787)
Provision for income taxes	12	29	7	60

Net Income (loss)	$(2,690)	$131	$(9,419)	$(5,847)

Net income (loss) per share, basic	$(0.11)	$0.01	$(0.38)	$(0.28)

Net income (loss) per share, diluted	$(0.11)	$0.01	$(0.38)	$(0.28)

Weighted average common shares outstanding, basic	25,131	21,207	24,914	20,973

Weighted average common shares outstanding, diluted	25,131	21,550	24,914	20,973

Use of non-GAAP Financial Measures

In managing its business financial performance and establishing internal financial plans and targets the Company uses non-GAAP financial measures. Management believes that certain non–GAAP financial measures provide greater transparency in managing its operations and business. The company has presented these non-GAAP financial measures as supplemental information to allow investors to see how management views the operating performance of the company and how it communicates the performance internally. The company has historically reported similar non-GAAP financial measures to its investors and believes that the inclusion of comparative numbers provides consistency in its financial reporting. This non-GAAP information is subject to material limitations and is not intended to be used in isolation or instead of results prepared in accordance with GAAP but rather in addition to the GAAP results. Also, the non–GAAP information prepared by SumTotal is not necessarily comparable to non-GAAP information provided by other companies.

A reconciliation of the non-GAAP measures to GAAP is included in the financial tables contained in this press release. Investors are encouraged to review the reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures as provided herein.

The adjustments and the basis for excluding them are as follows:

Deferred Revenue Write-down

The company excludes the impact of the write-down of acquired deferred revenue to fair value relating to its acquisitions of Docent, Inc. and Pathlore Software Corporation. This has the effect of increasing licenses, service and maintenance revenue to the amounts that would have been recorded in the absence of the purchase accounting adjustments required by GAAP. This is done to provide management with better visibility on the contractual revenue run rate, maintenance and subscription renewal rates and the operating profitability of the business.

Stock-Based Compensation

SumTotal has incurred stock-based compensation as required by FAS 123R in 2006 and by APB25 in prior years. The company excludes these expenses from services and maintenance cost of revenue, research and development expenses, sales and marketing expenses and general and administrative expenses because it believes that the information is not relevant in managing its operations. Excluding these expenses also provides for better comparability between periods and for results that better reflect the economic cash flows of the operations.

Amortization of Intangible Assets

The company has incurred expenses for amortization of intangible assets in the cost of sales numbers reported in its GAAP financial results. These expenses relate to various acquisitions of companies and technology. Management excludes these expenses when evaluating its operating performance because it believes that it provides for better comparability between periods and provides results that are more reflective of the operating performance of the business.

Restructuring Charges

The company has incurred expenses for restructuring activities and accounted for them in accordance with FAS 146. These include but are not limited to employee severance and leasehold termination costs. Because of the one-time nature of these charges management excludes them in evaluating its operating performance.

SumTotal Systems, Inc.

Non-GAAP to GAAP Reconciliation

(in thousands, except per share amounts)

(Unaudited)

	Three-Months Ended September 30,		Nine-Months Ended September 30,
	2006	2005	2006	2005
Non-GAAP revenue	$27,504	$18,464	$80,335	$51,467
Deferred revenue write-off License	(352)	(42)	(2,055)	(193)
Deferred revenue write-off Service and maintenance	(198)	(13)	(1,920)	(238)

GAAP revenue	$26,954	$18,409	$76,360	$51,036

Non-GAAP net income (loss)	$1,137	$1,257	$4,338	$(1,863)
Deferred revenue write-off License	(352)	(42)	(2,055)	(193)
Deferred revenue write-off Service and Maintenance	(198)	(13)	(1,920)	(238)
Amortization of intangible assets	(2,090)	(742)	(6,586)	(2,841)
Stock-based compensation Service and Maintenance	(272)	(53)	(754)	(80)
Stock-based compensation Research and Development	(138)	(76)	(382)	(110)
Stock-based compensation Sales and Marketing	(288)	(77)	(783)	(232)
Stock-based compensation General and Administrative	(421)	(123)	(1,209)	(290)
Restructuring provision	(68)	—	(68)	—

GAAP net income (loss)	$(2,690)	$131	$(9,419)	$(5,847)

Diluted EPS:
Non-GAAP earnings (loss) per share	$0.04	$0.06	$0.17	$(0.09)
Deferred revenue write-off	(0.02)	(0.00)	(0.16)	(0.02)
Amortization of intangible assets	(0.08)	(0.03)	(0.26)	(0.14)
Stock-based compensation	(0.05)	(0.02)	(0.13)	(0.03)
Restructuring provision	(0.00)	(0.00)	(0.00)	(0.00)

GAAP net income (loss) per share	$(0.11)	$0.01	$(0.38)	$(0.28)

Weighted average common shares outstanding, basic	25,131	21,207	24,914	20,973

Weighted average common shares outstanding, diluted	26,586	21,550	26,116	20,973